Exhibit 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT, dated as of November 20, 2013 (this “Agreement”), is by and between Leatrice J. Aroff (the “Seller”) and Encore Brands, Inc., a Nevada corporation (the “Purchaser”).

WITNESSETH:

WHEREAS, the Seller owns 100% of the issued shares (the “Company Shares”) of Northridge Mills Holdings, Inc., a California corporation (the “Company”); and

WHEREAS, the Company owns and operates the business formerly conducted by Northridge Mills, Inc., a garment manufacturer located in San Fernando, California; and

WHEREAS, the Purchaser is a public company whose shares of common stock, par value $0.001 per share (the “Encore Common Stock”), are registered with the Securities and Exchange Commission and quoted for trading on the OTC Markets under the ticker symbol “ENCB;” and

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Company Shares on the terms and conditions set forth below; and

WHEREAS, the Seller desires to grant the Purchaser the right and authority to manage the business of the Seller during the period commencing on the date of this Agreement until the closing of the sale of the Company Shares;

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE OF COMPANY SHARES; MANAGEMENT OF COMPANY

1.1 Transfer of Company Shares.  Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Seller and the Purchaser herein set forth, at the Closing as defined below in Section 3.1, the Seller shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, by appropriate assignments and other instruments satisfactory to the Purchaser and its counsel, good and marketable title in and to the Company Shares.

1.2 Management Agreement.  The parties hereto acknowledge that the consummation of the transactions contemplated hereby will not be completed until the Audited Statements (as defined in Section 6.1) have been prepared and delivered to the Purchaser.  It is the Purchaser intention to provide the Company with funding prior to the closing of the sale of the Company Shares and to otherwise take actions that are expected to improve the operations of the Company.  Accordingly, concurrently with the execution and delivery of this Agreement, the Company is entering into that certain Management Agreement, a copy of which is attached hereto as Exhibit B (the “Management Agreement”), pursuant to which the operations and business affairs of the Company will be managed by the Purchaser.

ARTICLE II

PURCHASE PRICE

2.1 Purchase Price.  In consideration for the Company Shares, the Purchaser shall pay to the Seller the purchase price (the “Purchase Price”) as follows:

(i) A ten-year unsecured promissory note (the “Note”) in the principal amount of one million six hundred thousand dollars ($1,600,000), the form of which is attached hereto as Exhibit A; and

(ii) 40,000,000 shares of unregistered Encore Common Stock.

ARTICLE III

THE CLOSING

3.1 Time and Place of Closing.  The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of the Company, located at 1901 1st St., San Fernando, California 91340 at 10:00 a.m. local time on the third business day after the Seller has delivered to the Purchaser the Audited Statements (as defined in Section 6.1, below) (the “Closing Date”), as such date may be changed upon agreement of the parties hereto.

3.2 Actions at the Closing.  At the Closing, the Seller and the Purchaser shall take such action and execute and deliver such agreements and other documents and instruments as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms and conditions, including, without limitation, the following:

(a) The Purchaser shall deliver to the Seller (i) the duly executed Note, and (ii) a stock certificate representing the 40,000,000 shares of unregistered Encore Common Stock, registered in the name of Seller;

(b) The Seller shall procure that written resolutions of the Company be adopted so as to approve:

(i) the transactions contemplated by this Agreement and the execution and delivery by the Company's directors of any documents necessary to transfer the Company Shares;

(ii) the execution, delivery and performance of the Management Agreement;

(iii) the issuance of new share certificates in respect of the Company Shares registered in the name of the Purchaser; and

(iv) the resignation of all of the directors of the Company, effective as of the Closing.

(c) The Seller shall deliver to the Purchaser:

(i) instruments of transfer in respect of the Company Shares duly completed and signed in favor of the Purchaser;

(ii) the resignation of all of the directors of the Company, effective as of the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby  represents and warrants to the Purchaser that:

4.1 Title to Company Shares.  The Seller is the sole legal and beneficial owners of the Company Shares, and upon consummation of the purchase contemplated herein, the Purchaser will acquire from the Seller good and marketable title to the Company Shares, free and clear of all liens, claims, encumbrances or restrictions (save for the restrictions required by applicable securities laws). No person has any agreement or option or any right capable of becoming an agreement for the purchase of the Company Shares.

4.2 Authority to Execute and Perform Agreements.  The Seller has the full right, power and authority to enter into, execute and deliver this Agreement and the Management Agreement, and to transfer, convey and sell to the Purchaser at the Closing the Company Shares.

4.3 Enforceability.  This Agreement and the Management Agreement have been duly and validly executed by the Seller and (assuming the due authorization, execution and delivery by the Purchaser), constitute the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general equitable principles affecting the enforcement of contracts.

4.4 No Violation.  The execution or delivery by the Seller of this Agreement and the Management Agreement does not violate in any respect any applicable law or any judgment, order or decree of any court, and will not result in the creation or imposition of any lien, charge or other encumbrance upon the Company Shares.

4.5 Non-Contravention.  Neither the execution and delivery of this Agreement, the Management Agreement or the other agreements contemplated hereby or thereby to be executed by the Seller nor the consummation by the Seller of the transactions contemplated hereby or thereby does or would after the giving of notice or the lapse of time or both, (i) conflict with, result in a breach of, constitute a default under, or violate the constitutional documents of the Company; (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, amend, modify, cancel or refuse to perform under, or require any notice under any agreement, contract, commitment, license, lease, instrument or other arrangement to which any of the Seller or the Company is a party or by which any of them is bound; or (iii) result in the creation of, or give any party the right to create, any lien or other rights or adverse interests upon any right, property or asset of the Company.

4.6 Securities Laws.  The Company Shares were issued in full compliance with all applicable laws relating to the issuance or sale of securities, and the Seller has obtained all necessary permits and other authorizations or orders of exemption as may be necessary or appropriate under all applicable laws relating to the issuance or sale of securities with respect to the transactions contemplated herein.

4.7 No Adverse Litigation.  The Seller is not a party to any pending litigation which seeks to enjoin or restrict the Seller’s ability to sell or transfer the Company Shares hereunder, nor is any such litigation threatened against the Seller.  Furthermore, there is no litigation pending or threatened against the Seller, which, if decided adversely to the Seller, would adversely affect the Seller’s ability to consummate the transactions contemplated herein or the Purchaser’s ownership of the Company Shares.

4.8 Securities Representations.

(a) The Seller is acquiring the Encore Common Stock for the Seller’s own account for investment and not with a view to, or for resale in connection with, a distribution of the Encore Common Stock within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  In that regard, Seller understands that (i) the shares of Encore Common Stock have not been registered under the Securities Act or under any state securities laws and are therefore restricted securities; (ii) the Encore Common Stock may not be sold or transferred unless they are registered under the Securities Act or an exemption from such registration is available; and (iii) the Purchaser may place a restrictive legend on the certificate evidencing the Encore Common Stock reflecting these restrictions.

(b) The Seller understands that an investment in the Encore Common Stock involves risk, and Seller has the financial ability to bear the economic risk of this investment in the Encore Common Stock, including a complete loss of such investment.

(c) The Seller has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of an investment in the Encore Common Stock.

(d) The Seller agrees not to transfer any of the Encore Common Stock except pursuant to an effective registration statement under the Securities Act or an exemption from registration.

4.9 Representations by Seller with Respect to the Company.

(a) The Company is a corporation, validly existing and in good standing under the laws of California.  The Seller has heretofore delivered to the Purchaser true and correct copies of the Company’s constitutional documents, including its articles of incorporation, bylaws, and its minute books.

(b) The authorized capital of the Company consists of 75,000,000 shares of common stock, of which 19,214,555 shares have been issued and are currently registered in the name of the Seller, which shares constitute the Company Shares.  The Company Shares are validly issued, fully paid and nonassessable.  There is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for any shares of the capital stock of the Company.  The Company has not granted any person the right to have shares included on a registration statement filed with the US Securities and Exchange Commission or similar authority of any other jurisdiction (i.e. so-called “registration rights”).

(c) Except as described below, the Company has filed all tax returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, “Taxes”), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable.  The Company currently has outstanding unpaid payroll taxes of approximately $250,000, which taxes it is attempting to resolve with the Internal Revenue Service.

(d) The Company has conducted its business in compliance with all applicable laws, ordinances, rules, regulations, court or administrative orders, decrees, or processes (“Applicable Laws”).  The Company has not received any notice of violation or claimed violation of any Applicable Law.

(e) There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of Seller, threatened, against the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or before any local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of Seller, is any such claim, dispute, action, suit, proceeding or investigation pending or threatened.  There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or local, foreign or other governmental authority, board, agency, commission or instrumentality, against the Company.  The Company has not received any written or verbal inquiry from any local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any Applicable Law.

4.10 Schedule 4.9 contains an accurate and complete list of all contracts in respect of real property (including leases) that the Company leases, accurate and complete copies of which have been delivered to the Purchaser.  All of such contracts included on Schedule 4.9 are valid, binding and enforceable against the parties thereto and their successors.

4.11 The Company’s unaudited balance sheet and profit and loss statement at and for the year ended March 31, 2013 and at and for the three months ended June 31, 2013, in the form previously delivered to the Purchaser (the “Financial Statements”), are complete and correct, have been prepared from the books and records of the Company and present fairly the financial condition and results of operations of the Company as of the dates thereof and for the periods specified therein.  The books of account, financial data, schedules and other records of the Company, including any of the foregoing delivered or made available to Purchaser in connection with the transactions contemplated hereby, have been maintained properly and regularly in accordance with sound business practices and in the course of business of the Company, are accurate and complete in all material respects and there are no material misstatements, mistakes or omissions therein, and there have been no transactions involving the Company that properly should have been reflected therein that have not been accurately and completely reflected.  The Company has no obligation or liability except for (i) liabilities disclosed in the Company Financial Statements, and (ii) trade payables and obligations incurred in the ordinary course of business on or after the date of the most recent balance sheet included in the Company Financial Statements, which do not exceed $120,000 in the aggregate.  The Company has no financial obligation to Seller as compensation, reimbursement of expenses, or otherwise.

4.12 The Company has good and transferable title to all of its assets of material value to it whether real, personal, tangible or intangible.

4.13 To the Seller’s knowledge, no executive, key employee, or group of employees has any plans to terminate employment with the Company.  The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes.  The Company has not committed any unfair labor practice (as determined under any law).

4.14 The Company does not maintain any non-qualified deferred compensation plan, qualified defined contribution retirement plan, qualified defined benefit retirement plan or other material fringe benefit plan or program within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974.

4.15 As used in this Agreement, “Environmental, Health and Safety Requirements” means all laws, orders, permits, contracts and programs (including those promulgated or sponsored by industry associations, insurance companies and risk management companies) concerning or relating to public health and safety, worker/occupational health and safety and pollution or protection of the environment, including those relating in any way to noises, radiation or chemicals, toxic or hazardous materials, substances or wastes, each as amended and as now in effect.  The Company and each person for whose conduct the Company may be held liable is, and has at all times been, in compliance with all Environmental, Health and Safety Requirements in connection with owning, using, maintaining or operating its business, operations and assets; (b) the location at which the Company currently operates, or had operated, any portion of its business or currently maintains, or had maintained, any of its properties or assets is, and has at all times been, in compliance with all Environmental, Health and Safety Requirements; and (c) there are no pending or threatened allegations by any person that any of the Company’s properties, assets or businesses is or has not been conducted in compliance with all Environmental, Health and Safety Requirements.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller that:

5.1 Organization; Authority; Due Authorization.  The Purchaser is duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite power, authority and approvals required to enter into, execute and deliver this Agreement, the Management Agreement and the Note and to perform fully its obligations hereunder and thereunder.  The Purchaser has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Agreement, the Management Agreement and the Note and to consummate the transactions contemplated herein and therein.  This Agreement, the Management Agreement and the Note each are legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general equitable principles affecting the enforcement of contracts.

5.2 No Violation.  The execution and delivery of this Agreement, the Management Agreement and the Note, and the consummation of the transactions contemplated herein or therein will not (a) violate, conflict with, or constitute a default under any contract or other instrument to which the Purchaser is a party or by which it or its property is bound, (b) require the consent of any party to any material contract or other agreement to which the Purchaser is a party or by which it or its property is bound, or (c) violate any laws or orders to which the Purchaser or its property is subject.

5.3 Litigation.  There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Purchaser, threatened, against the Purchaser, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or before any local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Purchaser, is any such claim, dispute, action, suit, proceeding or investigation pending or threatened.

ARTICLE VI

COVENANTS

6.1 Preparation of Audited Statements.  The Seller shall cause the Company to engage LBB & Associates Ltd., LLP, (“LBB”), the Purchaser’s independent registered public accounting firm, to (i) audit the financial statements of for the years ended March 31, 20120 and 2013, and (ii) review the unaudited financial statements for the interim periods of ending September 30, 2012 and 2013 (the foregoing financial statements are herein referred to as the “Audited Statements”).  The Audited Statements shall be prepared in accordance with accounting principles generally accepted in the United States of America and the requirements of Regulation S-K promulgated by the Securities and Exchange Commission, provided that the unaudited interim financial statements shall be prepared pursuant to the requirements for reporting on Form 10-Q and Regulation S-K.  All costs related to the preparation of the Audited Statements, including the fees of LBB, shall be borne and paid by the Company.  The Seller shall cause the Company to complete the Audited Statements by no later than February 15, 2014.  Within three business days of the completion of the Audited Statements, the Seller shall deliver to the Purchaser a copy of the Audited Statements.

6.2 Further Assurances. Upon the terms and subject to the conditions contained in this Agreement, the parties agree, before and after the Closing, (a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder or thereunder, and (c) to cooperate with each other in connection with the foregoing.

6.3 Conduct of Business.  From the date hereof through the Closing Date, the Company will not, except as permitted by this Agreement or the Management Agreement, or as consented to by the Purchaser in writing, take any action inconsistent with this Agreement or the Management Agreement or with the consummation of the transactions contemplated hereby or thereby.

ARTICLE VII

CONDITIONS PRECEDENT TO CLOSING

7.1 Conditions to Seller’ Obligation to Close.  The obligation of the Seller to consummate the transactions provided for hereby are subject to the satisfaction, before or on the Closing Date, of each of the conditions set forth below in this Section 7.1, any of which may be waived by the Seller.

(a) Representations, Warranties and Covenants.  (i) All representations and warranties of the Purchaser contained in this Agreement shall be true and correct at and as of the date hereof and at and as of the Closing Date, and (ii) the Purchaser shall have performed and satisfied all agreements and covenants required hereby to be performed by it before or on the Closing Date.

(b) No Actions or Court Orders.  There shall not be any court decision, order or injunction by any court or other governmental body that makes the purchase and sale of the Company Shares contemplated hereby illegal or otherwise prohibited.

(c) Closing Deliverables.  The Purchaser shall have delivered, or caused to be delivered, to the Seller those items set forth in Section 3.2(a) hereof.

7.2 Conditions to the Purchaser’s Obligation to Close.  The obligation of the Purchaser to consummate the transactions provided for hereby are subject to the satisfaction, before or on the Closing Date, of each of the conditions set forth below in this Section 7.2, any of which may be waived by the Purchaser.

(a) Representations, Warranties and Covenants.  (i) All representations and warranties of the Seller contained in this Agreement shall be true and correct at and as of the date hereof and at and as of the Closing Date, and (ii) the Seller shall have delivered to the Purchaser the Audited Statements and shall have performed and satisfied all agreements and covenants required hereby to be performed by them before or on the Closing Date.

(b) No Actions or Court Orders.  There shall not be any court decision, order or injunction by any court or other governmental body that makes the purchase and sale of the Company Shares contemplated hereby illegal or otherwise prohibited.

(c) Closing Deliverables.  The Seller shall have delivered, or caused to be delivered, to the Purchaser those items set forth in Section 3.2(c) hereof, as well as a copy of the resolutions referred to in Section 3.2(b) hereof.

ARTICLE VIII

INDEMNIFICATION

8.1 Indemnity of the Seller.  The Seller shall jointly and severally indemnify, defend and hold harmless the Purchaser from and against, and shall reimburse the Purchaser with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements (collectively the “Losses”) asserted against or incurred by the Purchaser by reason of, arising out of, or in connection with any breach of any representation, warranty or covenant contained in this Agreement made by Seller or in any other document or certificate delivered by Seller pursuant to the provisions of this Agreement  or in connection with the transactions contemplated hereby or thereby.

8.2 Indemnity of the Purchaser.  The Purchaser shall indemnify, defend and hold harmless the Seller from and against, and shall reimburse the Seller with respect to, all Losses asserted against or incurred by Seller by reason of, arising out of, or in connection with any breach of any representation, warranty or covenant contained in this Agreement or in the Management Agreement or made by the Purchaser or in any other document or certificate delivered by the Purchaser pursuant to the provisions of this Agreement  or in connection with the transactions contemplated hereby or thereby.

8.3 Indemnification Procedure.  A party (an “Indemnified Party”) seeking indemnification shall give prompt notice to the other party (the “Indemnifying Party”) of any claim for indemnification arising under this Article VIII.  The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party’s own cost and expense, including the cost and expense of attorneys’ fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such Indemnified Party in such action.  In the event, however, that such Indemnified Party’s legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnified Party may employ separate counsel to represent or defend it, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party.  No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

8.4 Right of Offset. The parties agree that the Purchaser shall be entitled to offset any claim for indemnity hereunder against the Note.

ARTICLE IX

MISCELLANEOUS

9.1 Publicity.  No party to this Agreement shall issue any press release or make any public announcement regarding the transactions contemplated by this Agreement without the prior written approval of the other party.

9.2 Termination Events.

(a) This Agreement may be terminated at any time prior to the Closing:

(i) by the mutual written agreement of the Purchaser and the Seller;

(ii) by (A) the Purchaser or the Seller on or after February 15, 2014 if the Closing shall not have occurred by the close of business on such date, provided that the terminating party may not be in default of any of its obligations hereunder and may not have caused the failure of the transactions contemplated by this Agreement to have occurred on or before such date; or (B) the Purchaser on or after February 15, 2014 if the Seller shall not have delivered the Audited Statements to the Purchaser by that date ;

(iii) by the Purchaser if there is a breach of any representation or warranty set forth in Article IV or Article V or any covenant or agreement to be complied with or performed by the Seller pursuant to the terms of this Agreement;

(iv) by the Purchaser if the Company shall have breached the Management Agreement; or

(v) by the Seller if there is a breach of any representation or warranty set forth in Article VI or of any covenant or agreement to be complied with or performed by the Purchaser pursuant to the terms of this Agreement.

(b) Upon the occurrence of any valid termination event set forth in this Section 9.2, the Purchaser and/or the Seller, as applicable, shall deliver written notice to the non-terminating party.  Upon delivery of such notice, (i) this Agreement shall terminate and the transfer of the Company Shares contemplated hereby shall be deemed to have been abandoned without further action by the Purchaser or the Seller, and (ii) the Management Agreement shall automatically terminate.

(c) In the event that this Agreement is validly terminated as provided in this Section 9.2, then each of the parties shall be relieved of their respective duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchaser or the Seller; provided, however, that nothing in this Section  9.2 shall relieve the Purchaser or the Seller of any liability for any willful breach of this Agreement or the Management Agreement occurring prior to the proper termination of this Agreement.

9.3 Expenses.  The Seller and the Purchaser shall each bear his or its own expenses, including attorneys’, accountants’ and other professionals’ fees, incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

9.4 Survival of Representations, Warranties and Agreements.  All representations, warranties and statements made by a party to this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing.  Each of the parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties, covenants and agreements contained in this Agreement and in the Management Agreement and not upon any investigation which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein or therein.

9.5 Further Assurances.  If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or any other things are necessary, desirable or proper to complete the transactions contemplated herein or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the parties are fully authorized to take any and all such action.

9.6 Notice.  All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

If to the Seller:	Leatrice J. Aroff 817 9th Street #1 Santa Monica, CA 90403 Fax: ________________
If to the Purchaser:	Encore Brands, Inc. 1525 Montana Ave Suite C Santa Monica, CA 90403p Attention: Chief Executive Officer

9.7 Entire Agreement.  This Agreement and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to this Agreement’s subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter, and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto.  No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.  Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

9.8 Successors and Assigns.  This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person.  This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

9.9 Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California applicable to agreements made and fully to be performed in such state, without giving effect to any conflicts of law principles thereof.

9.10 Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.11 Construction.  Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement.  References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement.  As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

9.12 No Other Representations or Warranties.  Except for representations and warranties made by the Seller in this Agreement, the Seller does not make or has not made any representation or warranty to the Purchaser regarding the Company or the transactions contemplated hereby.

9.13 Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

9.14 Attorneys’ Fees and Costs.  In the event of any action at law or in equity between the parties hereto to enforce any of the provisions hereof, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorneys’ fees, incurred therein by such successful party; and if such successful party shall recover judgment in any such action or proceeding, such costs, expenses and reasonable attorneys’ fees may be included in and as part of such judgment.

9.15 Forum Selection. Any litigation based hereon, or arising out of, under, or in connection with this Agreement , shall be brought and maintained exclusively in courts located in the County of Los Angeles, California.  Each party to this Agreement consents to the jurisdiction over him or it of each of the foregoing courts and agrees that any personal service of process may be made by registered or certified mail to the notice address as set forth in Section 9.6 hereof, and as the same may be changed from time to time as provided therein.

9.16 11.15           Independent Legal Advice.  Each of the Seller hereby acknowledges that he has been afforded the opportunity of receiving independent legal advice concerning this Agreement, and in the event that such Seller has executed this Agreement without the benefit of independent legal advice, she hereby waives the right to receive such independent legal advice.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

SELLER: ________________________________ Leatrice J. Aroff	PURCHASER: Encore Brands, Inc. By:__________________________________ Name: Gareth West Its: Chief Executive Officer

EXHIBIT A

FORM OF PROMISSORY NOTE

B - 1